EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into this Registration Statement of Black Box Corporation (the “Company”) on Form S-8 of our reports dated May 27, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.
/s/ BDO Seidman, LLP
Chicago, Illinois
February 23, 2009